FORM 10-K                                       Page 275


Exhibit 23.3


       CONSENT OF ROBINSON, BRADSHAW & HINSON, P.A.





     We hereby consent to the incorporation by reference into Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31977, 33-31979, 33-67800, 33-51951 and 33-51953) of
the references to our firm and opinion with respect to the litigation between Elmore et al. and Cone Mills Corporation et al. as described in this Form 10-K under Item 3-Legal Proceedings, Item 7-Management's Discussion and Analysis of Results of Operations and Financial Condition and Item 8-Financial Statements and Supplementary Data.







                        ROBINSON, BRADSHAW & HINSON, P.A.






Charlotte, North Carolina
March 22, 1994